1st Quarter 2005 Financial Results January 18, 2005 Johnson Controls has made forward-looking statements in this document pertaining to its financial results for fiscal 2005 that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "forecasts," "expects," "outlook" or similar expressions. For those statements, the company cautions that numerous important factors, such as automotive vehicle production levels and schedules, the ability to increase prices due to higher raw material costs, the strength of the U.S. or other economies, currency exchange rates, cancellation of commercial contracts, as well as those factors discussed in the company's Form 8-K (dated October 26, 2004) could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the company.

Q1 Financial Review Steve Roell - Executive VP and CFO Q1 Business Results Denise Zutz - VP Strategy, Investor Relations and Communication 2005 Outlook Steve Roell Q&A Agenda

First-Quarter 2005 Overview Record sales Growth of 11% - excluding foreign exchange, up 7% Operating income down 3% Diluted EPS $0.87 vs. $0.86 Capital expenditures down 28% Announced agreement to sell engine electronics business

First-Quarter Performance Prior Guidance Sales Operating income slightly lower Net income lower -Automotive build -Flow of automotive incremental backlog -Modest controls growth -Euro assumption was at $1.20 -Growth rates -Timing of automotive price reductions vs. cost reductions -Raw material discussions with customers -Operating income slightly higher than anticipated -2004 one-time $17m tax benefit -2005 one-time $11.5m tax benefit -Discontinued operations

Engine Electronics Divestiture Part of 2001 Sagem automotive electronics acquisition FY2004 sales: 350m Euro (excluding intra-company sales) Engine management systems, engine control units, electric motor drives and engine components and sensors Transaction Details Buyer: Valeo Price: 330m Euro Target closing February 28, pending approvals Cash will be used to reduce short-term borrowings Gain on sale disclosed at end of Q2 Results reported separately as discontinued operations Not strategic to interiors focus

First-Quarter 2005 Financial Highlights (in millions) Equity income: Weaker Chinese vehicle production Miscellaneous - net: Lower foreign currency losses Tax rate: Base rate of 26.5% (including discontinued operations) and one-time tax benefits of $11.5m in 2005 and $17m in 2004 Minority interest: Improved domestic automotive joint venture performance

2005 2004 EPS from continuing ops before one-time tax benefits $.77 $.74 One-time tax benefits $.06 $.09 Continuing operations $.83 $.83 Discontinued operations $.04 $.03 Diluted earnings per share $.87 $.86 Diluted Earnings Per Share First Quarter

First-Quarter 2005 Cash Flow ($ in millions) Income from continuing operations $160 Depreciation/amortization $166 Capital expenditures $144 Change in working capital ($96) Total debt to total capitalization 33.3% December 31, 2004 (36.9% at Dec. 31, 2003)

First-Quarter 2005 Automotive Group Sales North America Interiors sales down 1% Industry production down 2.4% Benefited from exposure to Chrysler, Toyota, Nissan Most negatively exposed at Ford Lowest backlog flow level of 2005 Some volume deconsolidated Battery sales up 30% Most of increase due to consolidation of Latin American joint venture Otherwise unit shipments flat Lead price pass-throughs a positive 2005 2004 Change Change ex FX $5,443 $4,886 11% 7% (Continuing operations, in millions) Europe Interiors sales up 20% (11% excluding FX) Industry production estimated down 2% New business: Land Rover, Astra, Mercedes, clusters More than offsetting weakness at VW • Battery sales up 11% Mostly FX impact Units level Asia (including unconsolidated) China down 40% Other Asia up 20%

First-Quarter: Key Platforms

Positives

North America

GM	LaCrosse, Colorado/Canyon, TrailBlazer
Ford	Econoline
DCX	300/Magnum, Grand Cherokee
Toyota	Corolla/Matrix/Vibe, Camry, Lexus RX330, Tacoma
Nissan	Pathfinder, Altima, Titan, Infiniti QX56

Europe

Opel	Astra
Ford	Land Rover Discovery; Volvo S40/V50, S60/V70, S80, XC90
DCX	Mercedes C-Class, A-Class; Smart Forfour/Mitsubishi Colt
VW	Skoda Octavia
Renault	Modus
BMW	X3

Negatives

North America

GM	Envoy Sport, Aztec/Rendezvous, DeVille
Ford	Expedition/Navigator, Mustang, Town Car, Ranger, Focus, F Series
DCX	Liberty
Nissan	Quest
VW	Jetta

Europe

Opel	Zafira
Ford	Focus, Fiesta
DCX	Mercedes E-Class, S-Class
VW	Golf, Touareg, Passat

10

First-Quarter 2005 Automotive Group Operating Income 2005 2004 Change $202.6 $199.2 2% North America Interiors margin decrease Pricing resolutions Raw materials Positive mix Lower engineering and launch costs Battery slight margin increase Consolidation of joint venture Europe Interiors margin increase Higher sales Operational improvement Lower engineering and launch costs due to improved efficiencies Raw materials/pricing Battery margin level Performance improvement Lag in lead pass-throughs (Continuing operations, in millions)

First-Quarter 2005 Controls Group Sales 2005 2004 Change Change ex FX $1,532 $1,407 +9% +6% (in millions) North America Sales up 8% -Construction up 15-20% -Technical services up 10-15% -Facility management up 5-10% -Systems renovation down slightly Europe Sales up 13% (5% ex FX) Increase in systems renovation, service and facility management Construction remains weak

First-Quarter 2005 Controls Group Operating Income 2005 2004 Change $42.8 $54.6 -22% North America Lower margin Workforce reduction (severance) in support of increasing competitiveness of systems business Competitive pricing in construction market Mix of growth among lines of business Europe Lower margin Workforce reduction (severance) More than offsets benefit of higher revenues (in millions)

Controls Group Backlog (at December 31) 2005 2004 Change $1.93B $1.75B 10% Orders North America orders up 15% Strength in healthcare, airport, office sectors for construction Pick-up in systems renovation in state/local government Growth in technical services Europe orders up 30% Renovation contracts Service growth Order Highlights -West Virginia Capitol Complex -University of Arkansas -Northwestern Memorial Hospital (Chicago) -Poujol Ste. Genevieve -SCS Stammhaus -Xiamen East Fortune Plaza

2005 Full-Year Estimates Sales +8 - 10% Operating margin Unchanged Automotive +8 - 10% Controls +8 - 10% Operating Income Up 10 - 12% Net Income Up more than operating income Automotive Slight improvement Controls Moderate decline Key Factors Automotive Vehicle production/mix Commercial discussions on raw material costs and pricing Lower launch and engineering costs Quality/cost initiatives Sale of engine electronics Controls Systems growth in new and existing building markets Accelerating technical services growth Improved operating efficiencies

2005 Positioned to achieve our objectives Strong customer relationships Adding value Innovation System integration Cost and quality improvements World-class execution Strengthened financial position 123,000 employees dedicated to exceeding customer expectations